Exhibit 3.2

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [DISTRIBUTION DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THIS WARRANT CERTIFICATE IS VOID IF NOT EXERCISED ON OR BEFORE 5:00 P.M.
(VANCOUVER TIME) ON THE DATE THREE YEARS FROM DATE THE COMPANY’S REGULATION A OFFERING STATEMENT, ORIGINALLY FILED ON SEPTEMBER 13, 2021, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, IS QUALIFIED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “EXPIRY TIME”).

WARRANT CERTIFICATE

ZENLABS HOLDINGS INC.

(Incorporated under the laws of the Province of British Columbia)

WARRANT CERTIFICATE NO. «Warrant_Certificate_Number» ISSUE DATE: ____________, 20___	«number_of_warrants» WARRANTS entitling the holder to acquire, subject to adjustment, one (1) Subordinate Voting Share for each Warrant represented hereby.

THIS IS TO CERTIFY THAT

«name»

of «address»

(hereinafter referred to as the “holder” or the “Warrantholder”) is entitled to acquire, for each Warrant represented hereby, in the manner and subject to the restrictions and adjustments set forth herein, one (1) fully paid and non-assessable Subordinate Voting share in the capital of Zenlabs Holdings Inc. (the “Company” or “Issuer”) at any time beginning on the Issue Date until the Expiry Time.

This Warrant may only be exercised at the principal office of the Company’s solicitors which is currently located at 704-595 Howe Street, Vancouver, BC, V6C 2T5. This Warrant is issued subject to the terms and conditions appended hereto as Schedule “A”.

-THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK-

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IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by a duly authorized officer.

DATED for reference this ____ day of _________, 20___.

ZENLABS HOLDINGS INC.

Per:
Authorized Signing Officer

(See terms and conditions attached hereto)

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SCHEDULE “A”

TERMS AND CONDITIONS FOR WARRANT

These Terms and Conditions (“Terms and Conditions”) attached to the Warrant Certificate issued by Zenlabs Holdings Inc. are dated for reference ________, 20____.

ARTICLE 1

INTERPRETATION

1.1	Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)	“Company” means Zenlabs Holdings Inc. unless and until a successor corporation shall have become such in the manner prescribed in Article 6, and thereafter “Company” shall mean such successor corporation;

(b)	“Company’s Auditors” means an independent firm of accountants duly appointed as auditors of the Company;

(c)	“Exercise Price” means the price of $3.00 per share in United States dollars;

(d)	“Expiry Time” means 5:00 p.m. (Vancouver time) on the date three years from the date the Company’s Regulation A Offering Statement, originally filed on September 13, 2021, as may be amended or supplements from time to time, is qualified by the United States Securities and Exchange Commission, subject to the right of the Company to accelerate the Expiry Time as set forth herein;

(e)	“herein”, “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “Article” and “Section” followed by a number refer to the specified Article or Section of these Terms and Conditions;

(f)	“holder” and “Warrantholder” shall have the meaning set forth in the Warrant Certificate;

(g)	“Issue Date” means the issue date of the Warrant shown on the face page of the Warrant Certificate;

(h)	“person” means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(i)	“Subordinate Voting Shares” means the shares of Subordinate Voting stock in the capital of the Company;

(j)	“Warrant” means the warrant to acquire Warrant Shares evidenced by the Warrant Certificate;

(k)	“Warrant Certificate” means the certificate to which these Terms and Conditions are attached; and

(l)	“Warrant Shares” means the Subordinate Voting Shares to be issued pursuant to the exercise of Warrants.

1.2	Interpretation Not Affected by Headings

(a)	The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

(b)	Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders and vice versa.

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1.3	Applicable Law

The terms hereof and of the Warrant Certificate shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada.

ARTICLE 2
ISSUE OF WARRANT

2.1	Issue of Warrants

That number of Warrants set out on the Warrant Certificate are hereby created and authorized to be issued.

2.2	Additional Securities

The Company may, at any time and from time to time, undertake further equity or debt financing and may issue additional Subordinate Voting Shares, warrants or grant options or similar rights to purchase Subordinate Voting Shares to any person.

2.3	Issue in Substitution for Lost Warrants

If the Warrant Certificate becomes mutilated, lost, destroyed or stolen:

(a)	the holder shall provide written notice to the Company informing the Company of such mutilation, loss, destruction, or theft, as applicable, and, in the case of mutilation, shall deliver the mutilated Warrant Certificate to the Company;

(b)	the Company shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for, in place of, and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate; and

(c)	the holder shall bear the cost of the issue of a new Warrant Certificate hereunder and in the case of the loss, destruction or theft of the Warrant Certificate, shall furnish to the Company such evidence of loss, destruction, or theft as shall be satisfactory to the Company in its discretion and the Company may also require the holder to furnish indemnity in an amount and form satisfactory to the Company in its discretion, and shall pay the reasonable charges of the Company in connection therewith.

2.4	Shareholder Status

The Warrant shall not constitute the holder a shareholder of the Company, nor entitle it to any right or interest in respect thereof except as may be expressly provided in the Warrant, until such time as the Warrant is exercised. Upon delivery of Warrant Shares to the holder, if the holder is not otherwise already considered a shareholder of the Company, the holder shall become a shareholder of the Company and shall be subject to all terms and conditions of the Company’s bylaws, articles of incorporation, any shareholder agreements in effect at such time, and any other governing documents generally applicable to the Company and its shareholders.

ARTICLE 3
EXERCISE OF THE WARRANT

3.1	Method of Exercise of the Warrant

The right to purchase Warrant Shares conferred by the Warrant Certificate may be exercised, prior to the Expiry Time, by the holder surrendering the Warrant Certificate, with a duly completed and executed exercise form substantially in the form attached hereto as Schedule “B” and cash or a certified cheque payable to or to the order of the Company, for the Exercise Price applicable at the time of surrender in respect of the Warrant Shares subscribed for, to the Company. As a condition to exercising any Warrant into Warrant Shares or delivery of Warrant Shares to a holder, the holder must first execute a copy of the Company’s shareholder agreement then in effect. The Company will provide the applicable shareholder agreement upon receiving an exercise notice from holder.

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3.2	Effect of Exercise of the Warrant

(a)	Upon surrender and payment as aforesaid, the Warrant Shares so subscribed for shall be issued as fully paid and non-assessable shares and the holder or holder’s designated assign(s) shall become the holder of record of such Subordinate Voting Shares on the date of such surrender and payment; and

(b)	Within five (5) business days after surrender and payment as aforesaid and request by the Warrantholder, the Company shall forthwith cause the issuance to the holder of a certificate for the Warrant Shares purchased as aforesaid; otherwise, the Warrant Shares will be held on the books of the Company.

3.3	Subscription for Less than Entitlement

The holder may subscribe for and purchase a number of Warrant Shares less than the number which it is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any purchase of a number of Warrant Shares less than the number which can be purchased pursuant to the Warrant Certificate, the holder shall be entitled to the return of the Warrant Certificate with a notation on the Warrant Exercise Grid attached hereto as Schedule “C” showing the balance of the Warrant Shares which the holder is entitled to purchase pursuant to the Warrant Certificate which were not then purchased.

3.4	Expiration of the Warrant

After the Expiry Time, all rights hereunder shall wholly cease and terminate and the Warrant shall be void and of no effect.

3.5	Hold Periods and Legending of Share Certificate

(a)	If any of the Warrants are exercised, the certificates representing the Warrant Shares to be issued pursuant to such exercise shall bear the following legends:

“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before the date that is 4 months and a day after the later of (i) the Issue Date; and (ii) the date the Issuer became a reporting Issuer in province of territory.”

(b)	The holder is aware that (i) neither the Warrant nor the Warrant Shares (collectively, the “Securities”) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), (ii) the Securities are characterized under the Securities Act as “restricted securities” and, therefore, cannot be sold or transferred unless subsequently registered under the Securities Act or an exemption from such registration is available, and (iii) there is presently no public market for the Securities and the holder would most likely not be able to liquidate the holder’s investment in the event of an emergency or to pledge the Securities as collateral security for loans.

(c)	Any stock certificates to be issued pursuant to the exercise of Warrants may bear one or more additional legends restricting the transfer of the Warrant Shares or otherwise, as required by applicable law.

3.6	Limitations on Exercise

Notwithstanding any other provision of the Warrant Certificate or these Terms and Conditions, the holder may not convert any portion of the Warrant which would cause the holder’s or the holder’s assign’s beneficial ownership (as defined by Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended) of the Company to exceed 9.9% of its total issued and outstanding Subordinate Voting Shares (or total shares entitled to vote, as applicable).

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ARTICLE 4
ADJUSTMENTS

4.1	Adjustments

The number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

(a)	in the event the Company shall:

(i)	pay a dividend in Subordinate Voting Shares or make any other distribution payable in Subordinate Voting Shares;

(ii)	subdivide its outstanding Subordinate Voting Shares;

(iii)	consolidate its outstanding Subordinate Voting Shares into a smaller number of Subordinate Voting Shares; or

(iv)	issue by reclassification of its Subordinate Voting Shares other securities of the Company (including any such reclassification in connection with a consolidation, merger, amalgamation or other combination in which the Company is the surviving corporation);

the number of Warrant Shares (or other securities) purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Subordinate Voting Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)	In case the Company shall issue rights, options or warrants to all or substantially all holders of its outstanding Subordinate Voting Shares, without any charge to such holders, entitling them (for a period within 45 days after the record date mentioned below) to subscribe for or purchase Subordinate Voting Shares at a price per share which is lower than either of: (i) 95% of the current market price at the record date mentioned below; or (ii) the then current market price per Subordinate Voting Share (as determined in accordance with subsection (d) below), the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of Subordinate Voting Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Subordinate Voting Shares offered for subscription or purchase, and of which the denominator shall be the number of Subordinate Voting Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of Subordinate Voting Shares so offered would purchase at the current market price per Subordinate Voting Share at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

(c)	In case the Company shall distribute to all or substantially all holders of its Subordinate Voting Shares evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in subsection (a) above or in subsection (d) below or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Subordinate Voting Shares (excluding those referred to in subsection (b) above)), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then-current market price per Subordinate Voting Share (as determined in accordance with subsection (d) below) on the date of such distribution, and of which the denominator shall be the then current market price per Subordinate Voting Share less the then fair value (as determined by the board of directors of the Company, acting reasonably) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one Subordinate Voting Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

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In the event of the distribution by the Company to all or substantially all of the holders of its Subordinate Voting Shares of shares of a subsidiary or securities convertible or exercisable for such shares, then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, the Warrantholder of each Warrant, upon the exercise thereof, shall receive from the Company, such subsidiary or both, as the Company shall reasonably determine, the shares or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this section 4.1; provided, however, that no adjustment in respect of dividends or interest on such shares or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

(d)	For the purpose of any computation under subsections (b) and (c) of this section 4.1, the current market price per Subordinate Voting Share at any date shall be the weighted average price per Subordinate Voting Share for twenty-five (25) consecutive trading days, commencing not more than 45 trading days before such date on the stock exchange on which the Subordinate Voting Shares are then traded; provided if the Subordinate Voting Shares are then traded on more than one (1) stock exchange, then on the stock exchange on which the largest volume of Subordinate Voting Shares were traded during such twenty-five (25) consecutive trading day period. The weighted average price per Subordinate Voting Share shall be determined by dividing the aggregate sale price of all Subordinate Voting Shares sold on such exchange or market, as the case may be, during the said twenty-five (25) consecutive trading days by the total number of shares so sold. For purposes of this subsection (d), trading day means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business. Should the Subordinate Voting Shares not be listed on any stock exchange the current market price per Subordinate Voting Share at any date shall be determined by the board of directors of the Company, acting reasonably.

(e)	In any case in which this Article 4 shall require that any adjustment in the Exercise Price be made effective immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuance, to the holder of any Warrant exercised after that record date, of the Warrant Shares and other shares of the Company, if any, issuable upon the exercise of the Warrant over and above the Warrant Shares and other shares of the Company; provided, however, that the Company shall deliver to the holder an appropriate instrument evidencing the holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(f)	No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-hundredth (0.01) of a share.

(g)	Wherever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

(h)	No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under subsections (b) and (c) if the Company issues or distributes to the Warrantholder the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those subsections which the Warrantholder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.

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(i)	In the event that at any time, as a result of an adjustment made pursuant to subsection (a) above, the Warrantholder shall become entitled to purchase any securities of the Company other than Subordinate Voting Shares, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (h), inclusive, above, and the provisions of sections 4.2 through 4.4, inclusive, of this Article 4 with respect to the Subordinate Voting Shares, shall apply on like terms to any such other securities.

4.2	Voluntary Adjustment by the Company

The Company may, at its option, at any time during the term of the Warrants, reduce the then-current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

4.3	Notice of Adjustment

Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Warrant Shares is adjusted as herein provided, the Company shall promptly send to the Warrantholder notice of such adjustment or adjustments.

4.4	No Adjustment for Dividends

Except as provided in section 4.1 of this Article 4, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

4.5	Preservation of Purchase Rights upon Merger, Consolidation, etc.

In connection with any consolidation of the Company with, or amalgamation or merger of the Company with or into, another corporation (including, without limitation, pursuant to a “takeover bid”, “tender offer” or other acquisition of all or substantially all of the outstanding Subordinate Voting Shares) or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, amalgamation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action, and the Warrantholder shall be bound to accept such shares and other securities and property in lieu of the Warrant Shares to which the holder was previously entitled; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. Any such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Schedule “A”. The provisions of this Article 4 shall similarly apply to successive consolidations, mergers, amalgamation, sales, transfers or leases.

4.6	Determination of Adjustments

If any question(s) shall at any time arise with respect to the Exercise Price, such question(s) shall be conclusively determined by the Company’s Auditors, or, if they decline to so act, any other firm of chartered accountants, in Vancouver, British Columbia, that the Company may designate and the Warrantholder, acting reasonably, may approve, and who shall have access to all appropriate records and such determination shall be binding upon the Company and the holder.

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ARTICLE 5
COVENANTS BY THE COMPANY

5.1	Reservation of Subordinate Voting Shares

The Company will reserve, and there will remain unissued out of its authorized capital, a sufficient number of Subordinate Voting Shares to satisfy the rights of acquisition provided for in the Warrant Certificate.

ARTICLE 6
MERGER AND SUCCESSORS

6.1	Company May Consolidate, etc. on Certain Terms

Nothing herein contained shall prevent any consolidation, amalgamation or merger of the Company with or into any other corporation or corporations, or a conveyance or transfer of all or substantially all the properties and estates of the Company as an entirety to any corporation lawfully entitled to acquire and operate same, provided, however, that the corporation formed by such consolidation, amalgamation or merger or which acquires by conveyance or transfer all or substantially all the properties and estates of the Company as an entirety shall, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

6.2	Successor Company Substituted

In case the Company, pursuant to section 6.1, shall be consolidated, amalgamated or merged with or into any other corporation or corporations, or shall convey or transfer all or substantially all of its properties and estates as an entirety to any other corporation, the successor corporation formed by such consolidation or amalgamation, or into which the Company shall have been consolidated, amalgamated or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Company hereunder and such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate and herein as may be appropriate in view of such amalgamation, merger or transfer.

ARTICLE 7
MISCELLANEOUS

7.1	Time

Time is of the essence in regards to the terms of these Terms and Conditions and the Warrant Certificate (collectively, the Warrant Documents”).

7.2	Notice

Any notice given under or pursuant to the Warrant Documents will be given in writing and must be delivered, or mailed by prepaid post, and addressed to the party to which notice is to be given at the address of the party set out on page one (1) of the Warrant Certificate, or at another address designated by the party with no less than ten (10) days’ written notice. If notice is delivered, it will be deemed to have been given at the time of delivery. If notice is mailed, it will be deemed to have been received on the day it was received.

7.3	Successors and Assigns

The terms and conditions of the Warrant Documents shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in the Warrant Documents, express or implied, is intended to confer upon any party other than the signatories hereto any rights, remedies, obligations, or liabilities under or by reason of the Warrant Documents.

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7.4	Assignment

Anything in the Warrant Documents to the contrary notwithstanding, the holder may assign any of their rights or interests in and under the Warrant Documents by providing the Company with written notice of the same, provided that any assignee agrees to be bound by the terms of the Company’s shareholder agreement then in effect and such version in effect at the time of exercise into Warrant Shares and any attempted assignment without such notice or agreement shall be null and void and without any force or effect whatsoever.

7.5	Counterparts

The parties hereto agree that each of the Warrant Documents may be executed in one (1) or more counterparts, each of which shall be an original, and all of which, taken together, shall constitute one (1) and the same instrument. The parties hereto further agree that the Warrant Documents may be executed by telecopy or fax of the signature page, which countersigned faxed signature will for all purposes be deemed an execution.

7.6	Severability

If one (1) or more provisions of the Warrant Documents are held to be unenforceable under applicable law, such provision shall be excluded from the applicable Warrant Document and the balance of the Warrant Documents shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with their terms.

7.9	Amendment, etc.

This Warrant Certificate may only be amended by a written instrument signed by the parties hereto.

IN WITNESS WHEREOF, the Company and the Warrantholder have executed these Terms and Conditions as of __________, 20____.

THE WARRANTHOLDER	THE COMPANY Zenlabs Holdings Inc.

By:	By:
Print:		Authorized Signing Officer

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SCHEDULE “B”

EXERCISE FORM

TO: ZENLABS HOLDINGS INC.

Terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Certificate No. «Warrant_Certificate_Number» (the “Warrant Certificate”) held by the undersigned and issued by Zenlabs Holdings Inc. (the “Company”).

The undersigned hereby exercises the right to acquire ______________ Warrant Shares of the Company in accordance with and subject to the provisions of such Warrant Certificate and herewith makes payment of the Exercise Price in full for the said number of Warrant Shares.

The Warrant Shares are to be issued as follows:

Name:

Address in full:

Social Insurance Number:

Note: If further nominees are intended, please attach (and initial) a schedule giving these particulars.

DATED this _____ day of _______________, 20__.

Signature Guaranteed	(Signature of Warrantholder)

Print full name

Print full address

Instructions:

1.	The registered holder may exercise its right to receive Warrant Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to the Company.

2.	If the Exercise Form indicates that Warrant Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

3.	If the Exercise Form is signed by a trustee, exercise, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

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SCHEDULE “C”

WARRANT EXERCISE GRID

WARRANT CERTIFICATE NO. «WARRANT_CERTIFICATE_NUMBER»

Subordinate Voting Shares Issued	Subordinate Voting Shares Available	Initials of Authorized Officer

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